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                      BANSLEY AND KIENER, L.L.P.
                     CERTIFIED PUBLIC ACCOUNTANTS
                        125 SOUTH WACKER DRIVE
                     CHICAGO, ILLINOIS 60606-4496
                        AREA CODE 312 263-2700
                                                                   EXHIBIT 23.1

                     INDEPENDENT AUDITOR'S REPORT
                     ----------------------------


To the Board of Directors and Shareholders
West Suburban Bancorp, Inc.
Lombard, Illinois


We have audited the accompanying consolidated balance sheet of West Suburban Bancorp, Inc. and subsidiaries as of December 31, 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of West Suburban Bancorp, Inc. and subsidiaries at December 31, 1992, and the results of their operations and their cash flows for the year ended in conformity with generally accepted accounting principles.


                                            Certified Public Accountants

January 29, 1993